UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 30, 2025
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation of the United States	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Alanna McCargo and Appointment of Interim President and Chief Executive Officer

On January 30, 2025, the Federal Home Loan Bank of San Francisco (the “Bank”) and Alanna McCargo, the Bank’s President and Chief Executive Officer, mutually agreed to terms pursuant to which Ms. McCargo will depart the Bank as an employee, effective January 30, 2025 (the “Transition Date”). On February 1, 2025, Ms. McCargo will transition into a non-employee advisory role. Pursuant to the Advisory Agreement (as described below), Ms. McCargo has agreed to serve in such advisory role through December 31, 2025.

Also on January 30, 2025, the Bank appointed Joseph Amato, the Bank’s current Executive Vice President and Chief Financial Officer, to additionally serve as the Bank’s Interim President and Chief Executive Officer, effective on the Transition Date. Mr. Amato, age 66, joined the Bank in October 2020, and currently serves as the Bank’s Executive Vice President and Chief Financial Officer. Prior to that, Mr. Amato served as Chief Financial Officer of the Federal Home Loan Bank of Des Moines from May 2016 to June 2019.

Except for the compensation arising from Mr. Amato’s employment with the Bank as previously disclosed in the Form 10-K for the fiscal year ended December 31, 2024, Mr. Amato has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Amato and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Mr. Amato and any other person pursuant to which he was selected as Interim President and Chief Executive Officer of the Bank.

McCargo Separation Agreement and Advisory Agreement

In connection with Ms. McCargo’s transition, on January 30, 2025, Ms. McCargo and the Bank entered into a separation agreement (the “Separation Agreement”), under which Ms. McCargo has executed releases of claims in favor of the Bank and agreed to various post-employment covenants, including, but not limited to, standard non-disparagement and cooperation provisions. In exchange, the Bank will pay Ms. McCargo cash payments totaling $1,476,951 (less applicable withholdings). The Separation Agreement, and the payment of severance benefits thereunder, is subject to review by the Federal Housing Finance Agency.

In addition, on January 30, 2025, Ms. McCargo and the Bank entered into an advisory agreement (the “Advisory Agreement”), under which Ms. McCargo will advise on transition, strategic and/or regulatory matters through December 31, 2025, unless terminated earlier pursuant to the terms and conditions of the Advisory Agreement. In exchange, the Bank has agreed to pay Ms. McCargo $80,000 within thirty (30) days of the execution of the agreement, a monthly fee of $15,000 and $250,000 upon completion of the term of Ms. McCargo’s advisory service, subject to Ms. McCargo executing a release of claims in favor of the Bank and agreeing to various other covenants.

The foregoing summaries of the Separation Agreement and the Advisory Agreement are subject to, and qualified in their entirety by, the full text of such agreements, which will be filed as exhibits to a subsequent period report filed with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

On January 30, 2025, the Bank issued a news release announcing Ms. McCargo’s transition. A copy of the news release is furnished as Exhibit 99.1 and is incorporated by reference.

The information contained herein and in the accompanying exhibit are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	99.1	News Release dated January 30, 2025, issued by the Federal Home Loan Bank of San Francisco
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: January 30, 2025	By:	/s/ Anne Segrest McCulloch
Anne Segrest McCulloch Executive Vice President, Chief Legal Officer and Corporate Secretary